Exhibit 10.23

		Amendment No. 1 to Triad Systems Corporation
	Amended and Restated Outside Directors Stock Option Plan



	Effective on and as of April 30, 1996 the Triad Systems Corporation Amended and Restated Outside Directors Plan ("Plan") is hereby amended as follows:

	1. Section 5 of the Plan is amended and restated in its entirety to read as follows:

       "5.     Time for Granting Options.  All Options shall be granted, if
	at all, by the end of the Company's business day at its principal place of business on the fifth anniversary of the Effective Date."

	2. All other terms and conditions of the Plan shall remain in full force and effect.